    As filed with the Securities and Exchange Commission on January 14, 1998
                                           Registration No. 333-________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                                    N2K Inc.
             (Exact name of registrant as specified in its charter)

                                    N2K Inc.
                                 55 Broad Street
                                   26th Floor
    Delaware                   New York, NY 10004                06-1455771

 (State or other       (Address of Principal Executive        (I.R.S. Employer
 jurisdiction of               Offices) (Zipcode)            Identification No.)
incorporation or
  organization)

                        1997 Directors' Stock Option Plan
                            (Full Title of the Plan)

                               Jonathan V. Diamond
                                  Vice Chairman
                                    N2K Inc.
                           55 Broad Street, 26th Floor
                            New York, New York 10004

                     (Name and address of agent for service)

    Telephone number, including area code, of agent for service: 212-378-5555

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Frank E. Morgan II, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO BE      AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
        REGISTERED               REGISTERED        OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
                                                        SHARE(1)                PRICE(1)
Common Stock, par value
$.001 per  share               25,000 Shares (2)         $19(3)                  $475,000              $140.13
Common Stock, par value
$.001 per share               475,000 Shares (4)         $17(5)                $8,075,000            $2,382.13
                              ------------------
Total                         500,000 Shares                                   $8,550,000            $2,522.26(6)
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.
(2) Represents the maximum number of shares being registered that may be purchased upon exercise of stock options currently outstanding under the Registrant's 1997 Directors' Stock Option Plan.
(3) Based on the weighted average exercise price of currently outstanding options.
(4) Represents the maximum number of shares being registered that may be purchased upon exercise of stock options that may be granted in the future under the Registrant's 1997 Directors' Stock Option Plan.
(5) Based on the average of the high and low prices of Registrant's Common Stock on the NASDAQ National Market ("NASDAQ") on January 8, 1998.
(6)   Total filing fee being paid.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

      Not required pursuant to the instructions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required pursuant to the instructions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Registrant's prospectus, filed pursuant to Rule 424(b), dated October 17, 1997, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the termination of this Offering, are deemed incorporated by reference into this prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation provides that a director or officer of the Company shall not be personally liable to it or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law ("GCL"). Section 102(b)(7) of the Delaware GCL currently provides that a director's or officer's liability for breach of fiduciary duty to a corporation may be eliminated except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL, for unlawful dividends or unlawful stock repurchases or redemptions, and (iv) for any transaction from which the director or officer derives an improper personal benefit. The Delaware GCL does afford persons who serve on the board of directors of a Delaware corporation protection against awards of monetary damages for negligence in the performance of their duties as directors. The Delaware GCL does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's or officer's breach of his duty of care. Any amendment to these provisions of the Delaware GCL will automatically be incorporated by reference into the Company's Certificate of Incorporation, without any vote on the part of its stockholders, unless otherwise required.

      Pursuant to the provisions of Section 145 of the Delaware GCL, every Delaware corporation has the power to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense or settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

      Indemnification Agreements. The Company and each of its directors and executive officers has entered into indemnification agreements. The indemnification agreements provide that the Company will indemnify the directors and executive officers against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened, pending or completed legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them was, is or is threatened to be made a party by reason of his or her status as a director, officer or agent of the Company or his or her serving at the request of the Company in any other capacity for or on behalf of the Company, provided that (i) such person acted in good faith and in a manner at least not opposed to the best interests of the Company, (ii) with respect to any criminal proceedings, such person had no reasonable cause to believe his or her conduct was unlawful, (iii) such person is not finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless the court views in light of the circumstances that the director or executive officer is nevertheless entitled to indemnification, and (iv) the indemnification does not relate to any liability arising under Section 16(b) of the 1934 Act or the rules or regulations promulgated thereunder. With respect to any action brought by or in the right of the Company, directors and executive officers may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against reasonable costs and expenses incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4(2) of the 1933 Act, as a non-public offering of securities.

ITEM 8. EXHIBITS

   EXHIBIT                        DESCRIPTION

     4.1     Form of Certificate of Incorporation of the Registrant, as amended.
     4.2     Form of Bylaws of the Registrant, as amended.
     4.3     1997 Directors' Stock Option Plan.
     5       Opinion of Dewey Ballantine LLP.
     23.1    Consent of Dewey Ballantine LLP (contained in Exhibit 5).
     23.2    Consent of Arthur Andersen LLP.
     23.3    Consent of Richard A. Eisner & Company LLP.
     24      Power of attorney (included on signature page).

ITEM 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to be believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 14, 1998.

                                      N2K INC.


                                      By: /s/ Lawrence L. Rosen
                                         ---------------------------------------
                                              Lawrence L. Rosen
                                          Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jonathan V. Diamond and Bruce Johnson his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and all documents in connection therewith, including, without limitation, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of January, 1998.

           Signature                                Title
           ---------                                -----


   /s/ Lawrence L. Rosen              Chairman of the Board, Chief Executive
-----------------------------------   Officer and Director (Principal Executive
       Lawrence L. Rosen              Officer)


   /s/ Jonathan V. Diamond            Vice Chairman and Director
-----------------------------------
       Jonathan V. Diamond


   /s/ Robert David Grusin            Vice Chairman and Director
-----------------------------------
       Robert David Grusin

   /s/ James E. Coane                 President, Chief Operating Officer and
-----------------------------------   Director
       James E. Coane


   /s/ Bruce Johnson                  Vice President, Secretary, Chief Financing
-----------------------------------   Officer (Principal Accounting Officer and
       Bruce Johnson                  Principal Financial Officer) and Director


   /s/ Robert C. Harris, Jr.          Director
-----------------------------------
       Robert C. Harris, Jr.


   /s/ Susanne Harrison               Director
-----------------------------------
       Susanne Harrison

                                INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement.

Exhibit                                                Location
-------                                                --------
4.1      Form of Certificate of Incorporation of the   Incorporated by reference from Exhibit 3.1 to the
         Registrant, as amended.                       Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Securities and Exchange Commission
                                                       ("Commission") on August 7, 1997.

4.2      Form of Bylaws of the Registrant, as          Incorporated by reference from Exhibit 3.2 to the
         amended.                                      Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Commission on August 7, 1997.

4.3      1997 Directors' Stock Option Plan of the      Incorporated by reference from Exhibit 4.5 to the
         Company.                                      Registrant's Registration Statement on Form S-1,
                                                       Registration Statement No. 333-33105, filed with
                                                       the Commission on August 7, 1997.

5        Opinion of Dewey Ballantine LLP, re:          Attached.
         legality, including consent.

23.1     Consent of Dewey Ballantine LLP.              Contained in Exhibit 5.

23.2     Consent of Arthur Andersen LLP.               Attached

23.3     Consent of Richard A. Eisner & Company, LLP.  Attached

24       Power of Attorney.                            Included on signature page.